UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2006

WESTLAND DEVELOPMENT CO., INC.

(Exact Name of Registrant as Specified in Its Charter)

New Mexico

(State or Other Jurisdiction of Incorporation)

0-7775	85-0165021
(Commission File Number)	(IRS Employer Identification No.)

401 Coors Blvd., NW Albuquerque, New Mexico	87121
(Address of Principal Executive Offices)	(Zip Code)

(505) 831-9600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Reports)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The Inspector of Elections has reported the final results of the vote for and against the candidates for election as Westland's Class C directors held at Westland’s Special Meeting of Shareholders on June 8, 2006 The candidates are listed in the order of nomination. The Inspector of Elections reported that a total of 666,026 shares had been voted for the various nominees for election and the votes cast for the nominees were as follows:

Shares Voted For

Managements’ Nominees

Josie C. Castillo	510,088
Georgia M. Baca	522,984
Troy K. Benavidez	504,338

Nominations from the floor:

Ana Maria Vigil	462
Candido Armijo	201
Dr. Richard Griego	3,972
Eva Rita Jaramillo	0
George C. Baca	2,060
Gloria Gonzales	713
James Aranda	24,118
Jerome Padilla	23,212
Jose Maria Perea	716
Judge Tim Garcia	1,140
Karen Quintana	555
Martin Herrera	21,998
Myra Armijo Costa (Caster)*	165
Peter P. Armijo	1,714

* Myra M. Armijo Costa was recorded as having been nominated from the floor at the meeting of shareholders. It appears that the name was recorded in error and the name of the nominee was Myra M. Armijo Caster.

Ms. Castillo, Mrs. Baca and Mr. Benavidez were reelected to the seats on the board that each of them held prior to the election.

Westland’s press release relating to the report of the Election Inspectors is attached as Exhibit 99.1 hereto and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press release announcing results of election of directors dated June 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAND DEVELOPMENT CO., INC.

Dated: June 28, 2006	By:	/S/ Barbara Page
Barbara Page
	Title:	President and C.E.O.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release announcing results of election of directors dated June 28, 2006.